Filed Pursuant to Rule 424(b)(5)

Registration No. 333-264143

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED April 28, 2023

(To the Prospectus dated April 21, 2022)

[                       ]Shares of

Common Stock

cbdMD, Inc.

We are offering shares of our common stock in this offering pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each share of common stock is $     .

Our common stock is listed on the NYSE American under the symbol “YCBD.” On April 28, 2023, the last reported sale price of our common stock was $3.28 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was $12,235,748 based on 1,465,662 shares of outstanding common stock, of which 1,087,622 shares are held by non-affiliates and 378,040 shares are held by affiliates, and a per share price of $11.20 per share, the closing price of our common stock on March 7, 2023, which is the highest closing sale price of our common stock on the NYSE American within the prior 60 days. As of the date of this prospectus supplement, we have not offered and sold any shares of our common stock pursuant to General Instruction I.B.6 to Form S-3 during the 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float”, or approximately $4,078,583 as of the date hereof (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 7 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements. Please see “Prospectus Summary—Implications of Being an Emerging Growth Company.”

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

 ———————

(1) In addition, we have agreed to issue the representative of the underwriters as a portion of the underwriting compensation warrants to purchase shares of common stock and to reimburse the underwriters for certain expenses. Please see “Underwriting ” beginning on page S-13 of this prospectus supplement for additional information.

We have granted the underwriters an option to purchase up to an additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus supplement to cover over-allotments, if any.

At least one of our executive officers and directors have indicated an interest in purchasing up to $10,000 shares of our common stock in the offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to these executive officers and directors or these executive officers and directors may determine to purchase more, less, or no shares in this offering.

The underwriters expect to deliver the shares of common stock to the purchasers on or about ______ __, 2023.

Maxim Group LLC

The date of this prospectus supplement is       , 2023.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-i
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-5
RISK FACTORS	S-6
RISKS RELATED TO THIS OFFERING	S-6
RISKS RELATED TO OUR COMPANY	S-7
USE OF PROCEEDS	S-12
CAPITALIZATION	S-12
DIVIDEND POLICY	S-13
DILUTION	S-14
DESCRIPTION OF SECURITIES WE ARE OFFERING	S-14
UNDERWRITING	S-15
LEGAL MATTERS	S-20
EXPERTS	S-20
WHERE YOU CAN FIND MORE INFORMATION	S-20
INFORMATION INCORPORATED BY REFERENCE	S-20

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When used herein, the terms “cbdMD,” “we,” “us, “our” and similar terms refer to cbdMD, Inc., a North Carolina corporation formerly known as Level Brands, Inc., and our subsidiaries CBD Industries, LLC, a North Carolina limited liability company formerly known as cbdMD LLC which we refer to as “CBDI”, Paw CBD, Inc., a North Carolina corporation which we refer to as “Paw CBD”, and cbdMD Therapeutics LLC, a North Carolina limited liability company which we refer to as “Therapeutics”. In addition, “fiscal 2021” refers to the year ended September 30, 2021, “fiscal 2022” refers to the year ending September 30, 2022, and “fiscal 2023” refers to the year ending September 30, 2023.

s-i

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

●	management’s broad discretion as to the use of proceeds from this offering;
●	immediate dilution to purchasers of shares of our common stock in this offering;
●	risks for failing to comply with the continued listing standards of the NYSE American;
●	the impact of fair value accounting on our results of operations in future periods;
●

the dilution to our shareholders upon the possible future issuance of the Earnout Shares, the conversion of Series A Convertible Preferred Stock and/or the exercise of outstanding options and warrants;

●	the superior rights of holders of our Series A Convertible Preferred Stock;
●	risks associated with control by our executive officers, directors and affiliates;
●	expected lack of dividends on our common stock;
●	our history of losses and limited operating history;
●	our ability to continue as a going concern;
●	the impact of fair value accounting on the contingent liabilities associated with the Earnout Shares;
●	our possible need for additional capital;
●	our reliance to market to key digital channels;
●	our ability to acquire new customers at a profitable rate;
●	our reliance on third party raw material supplies and manufacturers and compounders;
●	our reliance on third party compliance with our supplier verification program and testing protocols;
●	federals laws as well as FDA or DEA interpretation of existing regulations;
●	state laws pertaining to industrial hemp and their derivatives;
●	cyber-security breaches which results in financial and reputational harm;
●	costs for us for compliance with laws and the risks of increased litigation;
●	possible changes in the use of CBD; and
●	the impact of our recently effected Reverse Stock Split.

We urge you to consider these factors before investing in our common stock. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for our fiscal year ended September 30, 2022 as filed with the Securities and Exchange Commission, or SEC, on December 15, 2022, as amended on December 20, 2022, our Quarterly Report on Form 10-Q for the period ended December 31, 2022 filed on February 13, 2023, and our subsequent filings with the SEC.

s-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

Our Company

We own and operate the nationally recognized CBD (cannabidiol) brands cbdMD, Paw CBD and cbdMD Botanicals. We believe that we are an industry leader producing and distributing broad spectrum CBD products and now full spectrum CBD products. Our mission is to enhance our customer’s overall quality of life while bringing cannabinoid education, awareness and accessibility of high quality and effective products to all. We source cannabinoids, including CBD, which are extracted from non-GMO hemp grown on farms in the United States. Our innovative broad spectrum formula utilizes one of the purest hemp extracts, containing CBD, CBG and CBN, while eliminating the presence of tetrahydrocannabinol (THC). Non-THC is defined as below the level of detection using validated scientific analytical methods. Our full spectrum and Delta 9 products contain a variety of cannabinoids and terpenes in addition to CBD while maintaining small amounts of THC that falls within the limits set in the 2018 Farm Act. In addition to our core brands, we also operate cbdMD Therapeutics, LLC to capture the Company’s ongoing investments in science related to its existing and future products, including research and development activities for therapeutic applications.

Our cbdMD brand of products includes an array of high-grade, premium every day and functional CBD products, including CBD tinctures, CBD gummies, CBD topicals, CBD capsules, drink mixes, and CBD sleep aids. In addition, we have clinical based claims and some of the highest industry leading strength and concentrations to drive product efficacy.

Our Paw CBD brand of products includes a line of veterinarian-formulated products including tinctures, chews, topicals products in varying strengths and formulas. Paw CBD products have undergone the National Animal Safety Council’s rigorous audit and meet their Quality Seal standard.

Our cbdMD Botanicals brand of beauty and skincare products features 15 SKUs, including facial oil and serum, toners, moisturizers, clear skin, facial masks, exfoliants and body care. cbdMD Botanicals is dedicated to creating clean CBD skin care products combining the best of Mother Nature with the precision of scientific innovation. All of our products are 100% cruelty-free and have no parabens, sulfates, or gluten – just pure botanical ingredients carefully crafted into gentle beauty products for all skin types.

Our brands are distributed through our e-commerce websites, third party e-commerce sites, select distributors and marketing partners as well as a variety of brick and mortar retailers.

cbdMD Therapeutics

In March 2021 we formed a new wholly owned subsidiary, cbdMD Therapeutics, for the purposes of isolating and quantifying our ongoing investments in science related to our existing and future products, including research and development activities for therapeutic applications and to explore potential cannabinoid-based medicines.

In August of 2022 the Company concluded a randomized, double blind, placebo controlled clinical study in dogs performed in conjunction with Colorado’s State University’s veterinary program. Preliminary results indicate that our proprietary broad spectrum hemp extract improved mobility, gait, and quality of life in dogs with osteoarthritis. These results are expected to provide claims related to our proprietary broad spectrum blend’s efficacy and drive new product development to address the needs of the nearly $2 Billion canine arthritis treatment market according to Expert Market Research.

In September of 2022 the Company concluded a multi-year randomized, double blind, placebo controlled clinical study in healthy adults utilizing its proprietary hemp extract blend which demonstrated significant benefits in many areas, including reduction of pain, reduced inflammation, improvements to several immunity markets, and improved mood, and these results are further driving the refinement of current products and the development of new products which utilize the same proprietary blend of hemp extracted cannabinoids.

In late 2022 we concluded a randomized, double blind, placebo controlled clinical study for our PawCBD products The clinical study explored the benefits of our core broad spectrum hemp extract in dogs, and the data suggests that daily consumption of the product positively impacted dogs' mobility.

We believe the results from both of the clinical studies provide us a unique and differentiated competitive marketing advantage for certain of our products and has already started creating additional B2B wholesale opportunities for our organization. In addition, these results will inform near term product development efforts, and serve as preliminary data for future clinical studies.

The formation of Therapeutics has also led to the identification of a novel cannabinoid that will be patented and utilized in future formulations for cbdMD. We believe the Company’s investments into therapeutics R&D will continue to benefit current products and dietary supplement development.

Growth Strategies

We continue to pursue a multi-pronged strategy to grow our revenues and expand the scope of our business during fiscal 2023 and beyond:

●	Grow Core Revenue Channels:
o

Direct to Consumer: The last several quarters we pulled back on sponsorships, expensive influencers and high acquisition cost marketing spend that resulted in low lifetime value customers. As a result, overall revenues have declined, but we believe we are in a better position to improve profitability and are now investing carefully in efforts with strong measurable return on spend to drive traffic and conversion rates.

o

Wholesale: We continue to focus on the right product at the right price for the right channel and adding channel specific distributors and brokers to help us scale in the food drug and mass channel (“FDM”). During the last 12 months we successfully expanded throughout GNC’s retail footprint, added Wegmans and are working with several national and regional chains. We continue to build relationships with key retailers and have expanded our sales organization to include deep channel-specific experience, focused on developing a pipeline of opportunities we believe are strategic to the category and our brand.

●

Product Innovation: We believe innovation is key to the long-term success of any consumer brand.  We invest in new product development and brand extension that we believe will (i) give us a competitive advantage in the marketplace; (ii) attract new customers; and (iii) open up additional revenue opportunities. During fiscal 2022 we launched an industry first NSF for Sport product line with World Anti-Doping Association (WADA) level assurance, a line of Delta 9 gummies and microdose products, along with a number of functional gummies and capsules. Based on customer feedback and preliminary clinicals we launched a new line of high-strength CBD products at the end of September 2022 and further launched cbdMD Max for Pain at the end of calendar 2022. We have a robust pipeline of products to launch during the second half of 2023 that we believe will open up additional distribution channels as well as grow our addressable market.

●

International Expansion: We continue to explore sales in markets outside of the United States. Our products are currently available in 31 countries. We generally partner with local wholesalers and local legal counsel who can help navigate the laws and regulatory requirements within their jurisdiction. We continue to pursue key wholesale accounts in a number of international markets and are gaining market share in Central America through our sanitary registration approvals. We are also expanding our E-commerce business to consumers in the United Kingdom (U.K.). In March 2021, we officially filed our Novel Food Application with the United Kingdom’s Food Standards Agency (“FSA”) and the European Union’s (“EU”) Food Safety Agency (“EFSA”). In March 2022, we received notice that the products we submitted have been validated in the UK as well as in the EU. During the first half of fiscal 2023 we were able to secure a spot in Amazon UK’s CBD pilot program and are selling on Amazon in the UK. During August 2021we signed an exclusive agreement to enter the Israeli Market with IM Cannabis Corp. a multi-country operator in the medical and adult- use recreational cannabis sector with operations in Israel, Germany and Canada. In March 2022, the Israeli Health Ministry announced it has begun the process of exempting CBD from its banned substances list and will be permitting CBD to be included into food and cosmetic products and we subsequently registered and began selling products in Japan.

●

Acquisitions: We evaluate acquisitions and joint ventures where we believe (i) there is an accretive customer base that can lower our cost of customer acquisitions through either a complementary direct to consumer base or wholesale channels, or (ii) the target has a profitable business or easily attainable cost synergies that can quickly help contribute and accelerate profitability of our Company.

Risk Factors

An investment in our common stock involves risk. Before deciding whether to participate in this offering, you should carefully consider the risk factors beginning on page S-6 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Corporate Information

Our company was formed under the laws of the state of North Carolina in March 2015 under the name Level Beauty Group, Inc. In November 2016 we changed the name of our company to Level Brands, Inc. Effective May 1, 2019, we changed our name to cbdMD, Inc. in connection with the Mergers with Cure Based Development.

Our principal executive offices are located at 8845 Red Oak Boulevard, Charlotte, NC 28217. Our telephone number at this location is (704) 445-3060. Our corporate website address is www.cbdmd.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not a part of this prospectus supplement.

Please see our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 as filed with the SEC and our subsequently filed Quarterly Report on Form 10-Q for the period ended December 31, 2022 as filed with the SEC and for additional information about our business, operations and financial condition.

Reverse Stock Split

On February 16, 2023, we held an annual meeting of stockholders. At the annual meeting, our stockholders approved an amendment to our articles of incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of common stock by a ratio of between one-for-twenty to one-for-fifty, inclusive, with the exact ratio to be set at the discretion our board of directors, at any time after approval of the amendment and prior to February 16, 2024. On April 12, 2023, the board effected a reverse stock split at a ratio of one-for-forty-five, effective as of April 24, 2023 (the “Reverse Stock Split”). Unless otherwise indicated, all share numbers in this prospectus supplement, including shares of common stock and all securities convertible into, or exercisable for, shares of common stock, give effect to the Reverse Stock Split. However, documents incorporated by reference into this prospectus that were filed prior to April 24, 2023, do not give effect to the Reverse Stock Split.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we intend to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●

allowance to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosures;

●	reduced disclosure about our executive compensation arrangements;
●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and
●	exemption from auditor attestation requirements in the assessment of our internal control over financial reporting.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering, which would be September 30, 2023; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you have beneficial ownership.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	cbdMD, Inc.

Common stock offered by us	[ ] shares at a purchase price of $ per share.

Over-allotment option

We have granted to the underwriters the option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to [         ] additional shares of common stock to cover over-allotments, if any.

Common stock to be outstanding after this offering (1)	[ ] shares. If the underwriters’ over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be [ ] shares.

Representative’s Warrants

At closing we will issue warrants to purchase up to           shares of our common stock to the representative of the underwriters, or the Representative’s Warrant, as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The warrants will be exercisable for a period commencing 180 days following the commencement of sales of this offering and ending on the fifth anniversary of the commencement of sales of the offering at an exercise price equal to $    per share, or 120% of the public offering price of the common stock. The Representative’s Warrant and the shares of common stock underlying the Representative’s Warrants are being offered pursuant to the exemptions from registration provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. Please see “Underwriting — Representative’s Warrants” for a description of these warrants.

Insider Participation

At least one of our executive officers and directors have indicated an interest in purchasing up to $10,000 shares of our common stock in the offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to these executive officers and directors or these executive officers and directors may determine to purchase more, less, or no shares in this offering.

NYSE American symbol	YCBD

Use of proceeds	We intend to use the net proceeds from this offering for general working capital and selective mergers and acquisitions. Please see “Use of Proceeds."

Risk factors

This investment involves a high degree of risk. Please see “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

____________________

(1)

The number of shares outstanding after this offering is based on 1,461,218 shares of common stock outstanding on April 24, 2023. The number of shares of common stock to be outstanding after this offering assumes no exercise of the underwriter’s over-allotment option to purchase additional shares of common stock and excludes the following as of April 24, 2023:

●	185,223 shares issuable upon the conversion of 5,000,000 shares of our 8.0% Series A Cumulative Convertible Preferred Stock, or Series A Convertible Preferred Stock;
●	39,987 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $148.47 per share;
●	10,978 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $184.68 per share;
●

_______shares of our common stock issuable upon the exercise of the Representative’s Warrants to be issued upon the closing of this offering at an exercise price equal to $___ per share, or 120% of the public offering price of the common stock;

●	1,375 shares of unvested RSUs issued under our equity incentive plans;
●	82,288 shares reserved for future issuances under our equity compensation plans;
●	up to 40,405 shares of our common stock for advertising services to be provided by a360 Media, LLC;
●	up to 283,593 shares of our common stock issuable under our Purchase Agreement with Keystone Capital, LLC; and
●

up to 87,307 Earnout Shares which may be issued subject to the satisfaction of earnout targets pursuant to the rights granted as consideration for the mergers with Cure Based Development which closed on December 20, 2018.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in Part I of our Annual Report on Form 10-K for the year ended September 30, 2022 as filed with the SEC on December 15, 2022 together with any updates or other risks contained in other filings that we may make with the SEC after the date of this prospectus, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any additional prospectus supplement. Any of the risks and uncertainties set forth in this prospectus supplement and the accompanying prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement or the accompanying prospectus could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our common stock. As a result, you could lose all or part of your investment.

RISKS RELATED TO THIS OFFERING

We have broad discretion in determining how to use the proceeds from this offering and we cannot assure you that we will be successful in spending the proceeds in ways that increase our profitability or market value, or otherwise yield favorable returns.

We plan to utilize net proceeds of this offering for general working capital. Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering in ways which increase our profitability or market value, or otherwise yield favorable returns.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional shares of common stock in the future which may result in additional dilution to common stockholders.

After giving effect to the sale of shares of our common stock in this offering at a price of $____ per share for aggregate gross proceeds to us of approximately $ _____, and after deducting commissions and estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option, purchasers of our common stock in this offering will incur immediate dilution of $____ per share of common stock in the pro forma as adjusted net tangible book value of the common stock they acquire. For a more detailed discussion of the foregoing, please see the section entitled “Dilution” below. To the extent outstanding shares of Series A Convertible Preferred Stock are converted into common stock or outstanding stock options or warrants are exercised or the Earnout Shares are issued, there will be further dilution to new investors.

RISKS RELATED TO OUR COMPANY

We are subject to the continued listing standards of the NYSE American and our failure to satisfy these criteria may result in delisting of our securities.

Both our common stock and our Series A Convertible Preferred Stock are listed on the NYSE American. In order to maintain these listings, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NYSE American’s listing requirements; (v) if an issuer’s securities sell at what the NYSE American considers a “low selling price” and the issuer fails to correct this via a reverse split of shares after notification by the NYSE American; or (vi) if any other event occurs or any condition exists which makes continued listing on the NYSE American, in its opinion, inadvisable. If the NYSE American delists either our common stock and/or our Series A Convertible Preferred Stock, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our securities, reduced liquidity, decreased analyst coverage of our securities, and an inability for us to obtain any additional financing to fund our operations that we may need.

Risks Related to our Overall Business

We have a history of losses from operations and there are no assurances we will report profitable operations in future periods or continue as a going concern.

We reported losses from operations of $78,177,746 and $19,615,990 for fiscal 2022 and fiscal 2021, respectively. Included in our loss from operation is a non-cash $56,670,970 and $0 impairment of goodwill for fiscal 2022 and fiscal 2021, respectively, as well as an impairment of $4,285,000 and $0 on our trade names for fiscal 2022 and 2021, respectively. Not included in our loss from operations for fiscal 2022 and fiscal 2021 is non-cash income of $8,473,999 and non-cash expense of $6,687,439 for fiscal 2022 and fiscal 2021, respectively, reflecting a change in value of the contingent liability associated with the Earnout Shares (as herein after defined) primarily as a result of the change in the market price of our common stock. We experienced a loss of $3,956,062 for the three months ended December 31, 2022, resulting in working capital of $5,977,801 at December 31, 2022. Until such time, if ever, that we are successful in generating gross profits which are sufficient to pay our operating expenses it is likely we will continue to report losses from operations in future periods.

While the Company is taking strong action and believes that it can execute its strategy and path to profitability and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s working capital position may not be sufficient to support the Company’s daily operations for the next twelve months. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and cash flow and the ability to acquire additional funding. These and other factors raise potential concern about the Company’s ability to continue as a going concern.

Our losses, negative cash flows from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern absent obtaining adequate new debt or equity financings.

Management has concluded that substantial doubt exists about our ability to continue as a going concern for the next twelve months from the date hereof. As of December 31, 2022, we had an accumulated deficit of $152.4 million, cash and cash equivalents of $3.4 million and current liabilities of $5.6 million. Our current capital resources, including our equity line of credit with Keystone Capital Partners, LLC may not be sufficient to support our planned operations for the next twelve months from the date hereof. We believe that upon receipt of $____ million in net proceeds pursuant to this offering, after deducting the underwriting fees and estimated offering expenses payable by us, that our cash and cash equivalents on hand will be sufficient to fund our currently anticipated operating and capital requirements for approximately _____ months. We expect to continue to incur losses for the foreseeable future as we continue our efforts to increase sales, develop additional products, seek acquisitions and mergers, continue research and development, reduce operating expenses and attempt to achieve profitability. Furthermore, in the event we identify an acquisition candidate, such acquisition may require immediate capital to close such acquisition. These factors, individually and collectively, raise substantial doubt about our ability to continue as a going concern, and therefore, could materially limit our ability to raise additional funds through an issuance of debt or equity securities or otherwise.

There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms or at all. If such additional financing is not available on satisfactory terms, or is not available in sufficient amounts, we may be required to delay, limit or eliminate the development of business opportunities and our ability to achieve our business objectives, our competitiveness, and our business, financial condition and results of operations will be materially adversely affected. In addition, the condition of the U.S. financial markets may reduce our ability to access capital, which could negatively affect our liquidity and ability to continue as a going concern.

We rely on third-parties for raw materials and to manufacture and compound our products. We have no control over these third parties and if these relationships are disrupted our results of operations in future periods will be adversely impacted.

We currently hold short term supply contracts with unaffiliated third-party vendors for our critical raw materials, manufacturing and compounding. In addition, the use of these third-parties changes from time to time due to customer demand and the composition of our product mix and product portfolio. We do not have any long-term contracts with any of these third parties, and we expect to compete with other companies for raw materials, production and imported packaging material capacity. If we experience significant increased demand or need to replace an existing raw material supplier or third-party manufacturer, there can be no assurances that replacements for these third-party vendors will be available when required on terms that are acceptable to us, or at all, or that any manufacturer or compounder would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new sources, we may encounter delays in production and added costs as a result of the time it takes to engage third parties. Any delays, interruption or increased costs in raw materials and/or the manufacturing or compounding of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

Failures in our third-party verification and testing protocols may have an adverse impact on our brands which could suppress sales.

The quality of our products is essential to our business strategy. We require our raw material suppliers and farms to participate in our supplier verification program and to certify that their source material was grown using strict standards of cultivation. We also employ third-party testing procedures and all incoming cannabinoid ingredients are first tested by an independent, third-party laboratory before they reach our production facilities and then re-tested in-house throughout the production process before sending the ingredients off for final verification by an independent accredited third party laboratories. We are reliant on these third-parties to adhere to our supplier verification program and properly perform the third-party testing procedures. Any intentional or unintentional failure of any of these parties to perform the functions for which we have engaged them would adversely impact the quality of our products and could result in delays in meeting consumer demand or a decline in our sales.

We could be harmed by data loss or other security breaches.

Some of our systems have experienced past security incidents, including a 2020 incident that compromised some customers' personal and payment information. We conducted a forensic examination, made all notices to customers, governments, banks and card associations as required under local, state and federal laws, merchant agreements and card association rules. We also offered free credit monitoring and reporting to all affected customers and are maintaining a call center to handle any customer issues. The total financial impact to us, however, is unknown at this time. We have implemented all remedial measures advised by the forensic examiner engaged by us, and, although we do not believe that any of these incidents have had a material adverse effect on our operating results, there can be no assurance the remedial measures will be effective or of a similar result in the future which could materially and adversely impact our business and operations in future periods.

We face risks related to system interruption and lack of redundancy.

From time to time we experience occasional system interruptions and delays that make our websites and product sales unavailable or slow to respond, and prevent us from efficiently fulfilling orders which could adversely impact our net sales and the attractiveness of our products. If we are unable to add software and hardware as needed, effectively upgrade our systems and network infrastructure, and take other steps to improve the efficiency of our systems, these failures could cause system interruptions or delays and adversely affect our operating results in future periods. In addition, our computer and communications systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins, and similar events or disruptions. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from accepting and fulfilling customer orders which could make our product offerings less attractive and subject us to liability. Our systems are not fully redundant and our disaster recovery planning may not be sufficient. In addition, we may have inadequate insurance coverage to compensate for any related losses. Any of these events could damage our reputation and be expensive to remedy.

Risks Related to the Regulatory Environment for CBD

Changes to Federal or state laws pertaining to industrial hemp could slow the use of industrial hemp which would materially impact our revenues in future periods.

As of the date hereof, approximately 42 states authorized industrial hemp programs pursuant to the United States of the Agricultural Improvement Act of 2018, commonly known as the “Farm Bill.” Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp industry is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests. Any one of these factors could slow or halt use of industrial hemp, which could negatively impact the business up to possibly causing us to discontinue operations as a whole. In addition, changes in Federal or state laws could require us to alter the way we conduct our business in order to remain compliant with applicable state laws in ways we are presently unable to foresee. These possible changes, if necessary, could be costly and may adversely impact our results of operations in future periods.

Costs associated with compliance with numerous laws and regulations could impact our financial results. In addition, we could become subject to increased litigation risks associated with the CBD industry.

The manufacture, labeling and distribution by us of the hemp-based cannabinoid products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell products in the future. We are subject to regulation by the federal government and other state and local agencies as a result of our hemp-based cannabinoid products. The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increases the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to our company, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect the ability to operate our business and our financial results. Failure to comply with the various federal, state and local requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. We are seeing increasing state-level potency and labeling requirements that may increase our costs with respect to monitoring and adhering to unique requirements in addition to potential product and packaging obsolescence costs. Our advertising is subject to regulation by the U.S. Federal Trade Commission, or FTC, under the Federal Trade Commission Act, and is subject to various state regulations enforced by state agencies and state attorneys general. Additionally, some states also permit advertising and labeling laws to be enforced by private attorneys general who may seek relief for consumers, seek class-action certifications, seek class-wide damages and product recalls of products sold by us. Any actions against our company by governmental authorities or private litigants could be time consuming, costly to defend and could have a material adverse effect on our business, financial condition, and results of operations.

Uncertainty caused by potential changes to legal regulations could impact the use of CBD products.

There is substantial uncertainty and different interpretations among federal, state and local regulatory agencies, legislators, academics and businesses as to the scope of operation of Farm Bill-compliant hemp programs relative to the emerging regulation of cannabinoids. These different opinions include, but are not limited to, the regulation of cannabinoids by the U.S. Drug Enforcement Administration and/or the FDA and the extent to which manufacturers of products containing Farm Bill-compliant raw material from cultivators and processors may engage in interstate commerce. The uncertainties cannot be resolved without further federal, and perhaps even state-level, legislation, regulation or a definitive judicial interpretation of existing legislation and rules. If these uncertainties continue, they may have an adverse effect upon the introduction of our products in different markets.

Risks Related to Ownership of our Securities

The impact of changes in the fair value of our non-cash contingent liabilities associated with the Earnout Shares has, and may continue to, materially impact our results of operations in future periods.

As described in Note 6 to the notes to our consolidated financial statements appearing in our Quarterly Report on Form 10-Q for the quarterly period ended at December 31, 2022, we have a contractual obligation to issue up to an additional 87,307 shares of our common stock (the “Earnout Shares”) as additional consideration for our acquisition of Cure Based Development LLC in December 2018. Under U.S. generally accepted accounting principles (“GAAP”) we are required to record a non-cash contingent liability associated with the Earnout Shares and at December 31, 2022, the total of this contingent liability was $215,000. Under GAAP we are obligated to reassess the obligations associated with the Earnout Shares on a quarterly basis and, in the event our estimate of the fair value of the contingent consideration changes, we will record increases or decreases in the fair value as an adjustment to earnings. In particular, changes in the market price of our common stock, which is one of the inputs used in determining the amount of the non-cash contingent liability, will result in increases or decreases in this liability and positively or negatively impact our net loss or profit for the period. The application of the accounting treatment for the fair valuing of the Earnout Shares, in addition to the issuance of earnout shares for the first, second, third and fourth marking periods, at September 30, 2022 resulted in a decrease in the amount of this non-cash contingent liability of $8,473,999 for fiscal 2022 as compared to an increase of $6,687,439 for fiscal 2021. While we do not believe investors should place undue reliance on the impact of these non-cash changes when evaluating our results of operations in future periods, as they have no impact on the operations of the business, we expect that the fair valuing of the Earnout Shares will continue to have a material impact on our results of operations and our shareholders’ equity in future periods, which may materially impact the market price of our securities. We are currently in the Fourth Marking Period which runs from July 2022 through November 2023. Based on the net revenue multipliers, the Company would need to generate over $162 million in net revenue for all the remaining Earnout Shares to vest during this final marking period.

The sale or issuance of our common stock to Keystone Capital Partners may cause dilution and the sale of the shares of common stock acquired Keystone, or the perception that such sales may occur, could cause the price of our common stock to fall.

On March 2, 2023, we entered into the Purchase Agreement with Keystone, pursuant to which Keystone has committed to purchase up to 281,934 of shares of our common stock. Upon the execution of the Purchase Agreement, we issued 2,616 Commitment Shares to Keystone as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The rest of the Commitment Shares (6,104) will be issued in the future. The remaining 281,934 shares of our common stock being registered for resale hereunder that may be issued under the Purchase Agreement may be sold by us to Keystone at our discretion from time to time over a 12-month period commencing April 1, 2023.   The purchase price for the shares that we may sell to Keystone under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to Keystone. Sales of our common stock, if any, to Keystone will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Keystone all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. Therefore, sales to Keystone by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Keystone, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. If and when we do sell shares to Keystone, after Keystone has acquired the shares, Keystone may resell all, some or none of those shares at any time or from time to time in its discretion.

The issuances of the Earnout Shares will significantly dilute our existing shareholders.

The possible issuance of the remaining Earnout Shares will increase our issued and outstanding shares of common stock by approximately 6.0%. In addition, assuming the possible issuance of all of the remaining 87,307 Earnout Shares, but giving effect to no other change to the number of shares of our common stock issued and outstanding, the members of Cure Based Development from the merger, which includes Mr. R. Scott Coffman, our largest shareholder and former officer and former member of our board of directors, would own approximately 27% of our then outstanding shares of common stock. The issuance of all or a portion of the Earnout Shares will dilute the ownership interests of our common stockholders and may adversely impact the market price of our common stock.

Our executive officers, directors and affiliates may exert control over us and may exercise influence over matters subject to shareholder approval.

Our executive officers and directors, and affiliates together with their respective affiliates, beneficially own approximately 27% of our outstanding common stock as of April 24, 2023. Accordingly, these shareholders, if they act together, may exercise substantial influence over matters requiring shareholder approval, including the election of directors and approval of corporate transactions, such as a merger. This concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discourage a potential acquirer from attempting to obtain control over us, which in turn could have a material adverse effect on the market value of our common stock.

There are risks associated with the Reverse Stock Split.

There are risks associated with the Reverse Stock Split and there is no assurance that: (1)          the market price per share of our common stock after the Reverse Stock Split will sustain the increase in the market price per share in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split; (2) the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; (3) the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers and maintain the minimum stock price required for continued listing on NYSE American; and (4) the liquidity of our common stock will increase.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $         million (or approximately $ if the underwriters exercise in full the over-allotment option to purchase up to additional shares). We will have broad discretion in the use of the net proceeds from the sale of the shares of common stock offered under this prospectus supplement. We presently intend to use the net proceeds from the sale of our shares of common stock for general working capital. In addition, we may pursue selective mergers and acquisitions in the future that we believe are accretive to the business. We reserve the right, however, to use the net proceeds from this offering for any proper corporate purpose as determined by our board of directors.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

●	on an actual basis;
●	on a pro forma basis to give effect to the Reverse Stock Split; and
●

on a pro forma as adjusted basis to give effect to the sale of shares of common stock in this offering at the public offering price of $ per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option

This capitalization table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2022 and other financial information included and incorporated by reference in this prospectus supplement.

	As of December 31, 2022
	Actual	Proforma (unaudited)	Pro Forma As Adjusted (unaudited)

Cash and cash Equivalents	$3,352,664	$3,352,664	$

Preferred stock, authorized 5,000,000 shares, $0.001 par value; 5,000,000 shares and 5,000,000 shares of Series A Convertible Preferred Stock issued and outstanding, respectively	$5,000	$5,000
Common stock, authorized 150,000,000 shares, $0.001 par value; 60,712,626 shares, 1,349,169 shares and _____ shares, issued and outstanding, actual, pro forma and as adjusted as of December 31, 2022	$60,712	$1,349
Additional paid-in capital	$178,905,176	$178,964,539
Accumulated deficit	(152,380,127)	(152,380,127)
Total shareholders’ equity	$26,590,761	$26,590,761
Total capitalization	$26,590,761	$26,590,761

 ————————

All information in this Capitalization section excludes:

●	185,223 shares issuable upon the conversion of 5,000,000 shares of our Series A Convertible Preferred Stock;
●	50,278 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $154.35 per share (actual);
●

10,888 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $184.50 per share (actual) or _________ shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $_.__ per share (pro forma);

●	_____shares of our common stock issuable upon the exercise of the Representative's Warrants to be issued upon the closing of this offering at an exercise price equal to $____ per share, or 120% of the public offering price of the common stock (proforma adjusted);
●	5,482 unvested RSUs issued under our equity compensation plan;
●	65,343 shares reserved for future issuance under our equity compensation plans;
●	to 134,681 shares of our common stock pursuant to the Agreement for advertising Placement with a360 Media, LLC on February 1, 2023;
●	up to 290,653 shares related to the Purchase Agreement with Keystone Capital Partners, LLC dated March 3, 2023;
●	up to 87,307 Earnout Shares which may be issued subject to the satisfaction of earnout targets; and
●	the future impact of changes in the fair value of the contingent liabilities associated with the Earnout Shares.

DIVIDEND POLICY

We do not currently intend to pay dividends on our common stock. Our ability to declare and pay dividends on our common stock is limited by the designations, rights and preferences of the Series A Convertible Preferred Stock. Unless full cumulative dividends on all shares of Series A Convertible Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of our common stock or in shares of any junior stock we may issue as to dividends and upon liquidation) may be declared or paid or set aside for payment on our shares of our common stock. Even if we meet these conditions, the declaration, amount and payment of any future dividends on shares of our common stock, if any, will be at the sole discretion of our board of directors, which may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, the implications of the payment of dividends by us to our shareholders or by our subsidiaries to us, and any other factors that our board of directors may deem relevant.

DILUTION

A purchaser of our shares of our common stock in this offering will be diluted immediately to the extent of the difference between the public offering price per share and the pro forma as adjusted net book value per share of our common stock upon the closing of this offering. Our historical net tangible book value per share of common stock as of December 31, 2022, was $13,774,873, or approximately $10.215 per share of outstanding common stock, based on 1,348,495 shares of common stock outstanding as of December 31, 2022. Net tangible book value per share of our common stock is determined at any date by subtracting total liabilities from the amount of total tangible assets, and dividing this amount by the number of shares of common stock deemed to be outstanding as of that date.

Our pro forma net tangible book value as of December 31, 2022 was $(_________) or approximately $(_.__) per share of common stock, based upon _________ shares outstanding after giving effect to (i) [ ], and (ii) [ ]. After giving effect to (x) these pro form issuances, and (y) the sale of shares of our common stock at the public offering price of $[          ] per share in this offering, but giving no effect to the possible exercise of the over-allotment option, our pro forma as adjusted net tangible book value of our common stock as of December 31, 2022 would have been approximately $[ ] million, or approximately $[ ] per share of outstanding common stock. This amount represents an immediate increase in net tangible book value of $[ ] per share of our common stock to our existing common stockholders and an immediate dilution of $[ ] per share of our common stock to new investors purchasing common stock in this offering, as illustrated in the following table:

Public offering price per share	$
Pro forma net tangible book value per share of common stock before this offering as of December 31, 2022	$	(____	)
Increase in pro forma net tangible book value per share of common stock attributable to this offering	$
Pro forma as adjusted net tangible book value per share of common stock after giving effect to this offering	$
Dilution per share of common stock to new investors in this offering	$

The foregoing table does not take into account further dilution to new investors that could occur upon the conversion of the outstanding shares of Series A Convertible Preferred Stock or the exercise of outstanding options or warrants having a per share exercise price less than the share per common stock offering price to the public in this offering.

The foregoing table assumes no exercise of the underwriters’ over-allotment option and excludes the following as of December 31, 2022:

●	185,223 shares issuable upon the conversion of 5,000,000 shares of our Series A Convertible Preferred Stock;
●	50,278 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $154.35 per share (actual);
●

10,888 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $184.50 per share (actual) or _________ shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $_.__ per share (pro forma);

●	5,482 unvested RSUs;
●	65,343 shares reserved for future issuance under our equity compensation plans;
●	to 134,681 shares of our common stock pursuant to the Agreement for advertising Placement with a360 Media, LLC on February 1, 2023;
●	up to 290,653 shares related to the Purchase Agreement with Keystone Capital Partners, LLC dated March 3, 2023;
●

_______shares of our common stock issuable upon the exercise of the Representative’s Warrants to be issued upon the closing of this offering at an exercise price equal to $___ per share, or 120% of the initial public offering price of the common stock;

●	up to 87,307 Earnout Shares which may be issued subject to the satisfaction of earnout targets; and
●	the future impact of changes in the fair value of the contingent liabilities associated with the Earnout Shares.

DESCRIPTION OF SECURITIES WE ARE OFFERING

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock,” starting on page 6 of the accompanying prospectus. As of April 24, 2023, we had 1,461,218 shares of common stock outstanding.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Maxim Group LLC is acting as the sole book-running manager of this offering and representative of each of the underwriters named below, if any. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of securities listed opposite its name below. The underwriters are committed to purchase and pay for all of the securities if any are purchased, other than those securities covered by the over-allotment option described below.

Underwriter	Number of shares of Common Stock
Maxim Group LLC	_________
Total	_________

The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $____ per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $____ per share. After the offering, these figures may be changed by the underwriters.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus supplement to purchase up to an additional _______ shares of common stock. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares of common stock for which they exercise the option.

Underwriting Discounts and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Share (1)		Total without Exercise of Over-allotment		Total with Full Exercise of Over-allotment
Public offering price	$	_______	$	_______	$	_______
Underwriting discount to be paid to the underwriters by us		_______		_______		_______
Proceeds to us (before expenses)		_______		_______		_______

(1)

In addition to the underwriting discount, we have agreed to reimburse the representative for all accountable expenses relating to the offering up to a maximum aggregate amount of $65,000, including, but not limited to, the underwriters’ legal fees, all travel and reasonable out of pocket expenses incurred in this offering. We estimate that the total expenses of this offering, excluding underwriting discounts, will be $__________. These expenses are payable by us.

Representative’s Warrant

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total of shares of common stock (up to 3.0% of the shares of common stock sold to investors in the offering, which includes the full exercise of the over-allotment option). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the commencement of sales of the offering, and expiring five years from the commencement of sales, which period is in compliance with FINRA Rule 5110(e). The warrants are exercisable at a per share price equal to $        per share, or 120% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of the offering. The Representative’s Warrant also provides for one demand and unlimited “piggyback” registration rights at our expense (and an additional demand registration at the Representative’s expense) with respect to the underlying shares of common stock during the five year period from the commencement of sales of this offering.  We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrant. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price. The Representative’s Warrant and the shares of common stock underlying the Representative’s Warrants are being offered pursuant to the exemptions from registration provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We have agreed, subject to limited exceptions, for a period of 75 days after the closing of this offering, and our officers and directors have agreed, subject to limited exceptions, for a period of 90 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of 90 days following the closing date of this offering, subject to an exception. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our securities during and after this offering, including: stabilizing transactions; short sales; purchases to cover positions created by short sales; imposition of penalty bids; and syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our shares of common stock while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our shares of common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering and purchasing shares of common stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Maxim has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Right of First Refusal

We have agreed that upon the closing of this offering, subject to certain conditions, for a period of the shorter of twelve (12) months from such closing and another financing transaction, we will grant the Maxim the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings during such period of the Company, or any successor to or any subsidiary of the Company.

Other

From time to time, the underwriters may in the future provide, various investment banking and other financial services for us and, may in the future receive, customary fees. Except for the services provided in connection with this offering, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement.

Selling Restrictions

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

NYSE American Listing

Our common stock is listed on the NYSE American under the symbol “YCBD.”

Transfer Agent

Our transfer agent is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

LEGAL MATTERS

Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida will provide us with an opinion as to certain legal matters in connection with the securities offered hereby. Certain matters under North Carolina law have been passed upon for us by Gavigan Law PLLC, Charlotte, North Carolina. Ellenoff Grossman & Schole LLP, New York, New York is representing the underwriters.

EXPERTS

Our consolidated balance sheets as of September 30, 2022 and 2021 and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the fiscal years ended September 30, 2022 and 2021 incorporated by reference in the registration statement of which this prospectus supplement is a part have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

Our corporate website address is www.cbdmd.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 as filed with the SEC on December 15, 2022 and as amended and filed with the SEC on December 20, 2022;

●	our Quarterly Report on Form 10-Q for the period ended December 31, 2022 as filed on February 13, 2023;

●

our Current Reports on Form 8-K as filed with the SEC on October 4, 2022, October 20, 2022, November 16, 2022, December 16, 2022, January 23, 2033, February 7, 2023, February 22, 2023, February 22, 2023, March 2, 2023, March 17, 2023, April 14, 2023, April 19, 2023 and April 27, 2023;

●	our definitive proxy statement on Schedule 14A as filed with the SEC on January 5, 2023 and as amended on January 13, 2023; and

●

the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 15, 2017 and any further amendment or report filed hereafter for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at (704) 445-3060 or by writing us at the following address:

cbdMD, Inc.

8845 Red Oak Boulevard

Charlotte, NC 28217

Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.cbdmd.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

PROSPECTUS

$200,000,000

cbdMD, Inc.

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having a maximum aggregate offering price of $200,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NYSE American under the symbol “YCBD.” The last reported sale price of our common stock on April 4, 2022 was $____ per share. Our 8.0% Series A Cumulative Convertible Preferred Stock, or Series A Convertible Preferred Stock, is listed on the NYSE American under the symbol “YCBDpA.” The last reported sale price of our Series A Convertible Preferred Stock on April 4, 2022 was $_________ per share.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on page 15. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 6 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2022

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless the context otherwise indicates, when used in this prospectus, the terms the “Company,” “cbdMD, “we,” “us, “our” and similar terms refer to cbdMD, Inc., a North Carolina corporation formerly known as Level Brands, Inc., and our subsidiaries CBD Industries LLC, a North Carolina limited liability company formerly known as cbdMD LLC, which we refer to as “CBDI”, Paw CBD, Inc., a North Carolina corporation which we refer to as “Paw CBD”, and cbdMD Therapeutics LLC, a North Carolina limited liability company which we refer to as “Therapeutics”. In addition, “fiscal 2020” refers to the year ended September 30, 2020, “fiscal 2021” refers to the year ended September 30, 2021, “first quarter of fiscal 2022” refers to the three months ended December 31, 2021 and “fiscal 2022” refers to the year ending September 30, 2022.

PROSPECTUS SUMMARY

The items in the following summary are described in more detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our securities. Therefore, you should carefully read the entire prospectus, any prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus and any prospectus supplement before making any investment decision.

Overview

We own and operate the nationally recognized CBD (cannabidiol) brands cbdMD, Paw CBD and CBD Botanicals. We believe that we are an industry leader in producing and distributing broad spectrum CBD products. Our mission is to enhance our customer’s overall quality of life while bringing CBD education, awareness and accessibility of high quality and effective products to all. We source cannabinoids, including CBD, which are extracted from non-GMO hemp grown on farms in the United States. Our innovative broad spectrum formula utilizes one of the purest hemp extracts, containing CBD, CBG and CBN, while eliminating the presence of tetrahydrocannabinol (THC). Non-THC is defined as below the level of detection using validated scientific analytical methods. Our full spectrum products contain a variety of cannabinoids and terpenes in addition to CBD while maintaining trace amounts of THC that falls within the limits set in the 2018 Farm Bill. In addition to our core brands, we also operate cbdMD Therapeutics, LLC to capture the Company’s ongoing investments in science related to its existing and future products, including research and development activities for therapeutic applications.

Our cbdMD brand of products includes over 130 SKUs of high-grade, premium CBD products, including CBD tinctures, CBD gummies, CBD topicals, CBD capsules, CBD bath bombs, drink packets, and CBD sleep aids.

Our Paw CBD brand of products includes over 45 SKUs of veterinarian-formulated products including tinctures, chews, topicals products in varying strengths and formulas. Paw CBD products have undergone the National Animal Safety Council’s rigorous audit and meet their Quality Seal standard.

Our cbdMD Botanicals brand of beauty and skincare products features 15 SKUs, including facial oil and serum, toners, moisturizers, clear skin, facial masks, exfoliants and body care. cbdMD Botanicals is dedicated to creating clean CBD skin care products combining the best of Mother Nature with the precision of scientific innovation. All of our products are 100% cruelty-free and have no parabens, sulfates, or gluten – just pure botanical ingredients carefully crafted into gentle beauty products for all skin types.

Our brands are distributed through our e-commerce websites, third party e-commerce sites, select distributors and marketing partners as well as a variety of brick and mortar retailers. In addition, we operate directcbdonline.com marketplace through its own e-commerce website.

Corporate information

Our company was formed under the laws of the state of North Carolina in March 2015 under the name Level Beauty Group, Inc. In November 2016 we changed the name of our company to Level Brands, Inc. Effective May 1, 2019, we changed our name to cbdMD, Inc.

Our principal executive offices are located at 8845 Red Oak Boulevard, Charlotte, NC 28217. Our telephone number at this location is (704) 445-3060. Our corporate website address is www.cbdmd.com. The information contained in, and that can be accessed through, our websites or our various social media platforms is not incorporated into and is not a part of this prospectus.

Please see our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 as filed with the SEC on December 22, 2021, and our Quarterly Report on Form 10-Q for the period ended December 31, 2021 as filed with the SEC on February 10, 2022, for additional information about our business, operations and financial condition.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, and/or warrants to purchase any of such securities, either individually or in combination with other securities or as units, with a total value of up to $200,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

ο	designation or classification;
ο	aggregate offering price;
ο	ranking;
ο	voting or other rights, if any;
ο	rates and times of payment of dividends, if any
ο	redemption, conversion, exercise, exchange or sinking fund terms, if any;
ο

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

ο	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may offer and sell these securities directly to investors or to or through one or more agents, underwriters, dealers or other third parties. We or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

ο	the names of those agents or underwriters;
ο	applicable fees, discounts and commissions to be paid to them;
ο	details regarding over-allotment options, if any; and
ο	the net proceeds to us.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Cautionary Statement Regarding Forward-Looking Information.”

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, material risks associated with our overall business, material risks associated with the regulatory environment for CBD products, and material risks associated with the ownership of our securities. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in the documents incorporated by reference herein. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, and product development and marketing costs. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital is 150,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of blank check preferred stock, par value $0.001 per share. We have designated 5,000,000 shares of our blank check preferred stock as Series A Convertible Preferred Stock. At April 1, 2022, there were 59,352,213 shares of common stock and 5,000,000 shares of Series A Convertible Preferred Stock issued and outstanding. The balance of the blank check preferred stock remains undesignated.

Common stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

Our board of directors, without further shareholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

Series A Convertible Preferred Stock

In October 2019 we filed articles of amendment to our articles of incorporation designating 5,000,000 shares of our blank check preferred stock as Series A Convertible Preferred Stock. The following summary of terms of our Series A Convertible Preferred Stock is not complete. You should refer to the provisions of our articles of incorporation containing the terms of such series of the preferred stock which have been filed with the SEC.

Dividends on our Series A Convertible Preferred Stock accrue daily and will be cumulative from the first day of the calendar month in which they are issued, and shall be payable monthly in arrears on the 15th day of each calendar month, when, as and if declared by our board of directors, at the rate of 8% per annum of its liquidation preference, which is the equivalent to $0.80 per annum per share.

The Series A Convertible Preferred Stock has no stated maturity, is not subject to any sinking fund, and will remain outstanding indefinitely unless a holder chooses to convert the Series A Convertible Preferred Stock into shares of our common stock, we elect to automatically convert it into shares of our common stock upon a Market Trigger, on or after October 16, 2023 we elect to redeem it, or a Change of Control occurs resulting in a mandatory redemption.

A “Change of Control” is deemed to occur, after the original issuance of the Series A Convertible Preferred Stock, upon the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions which were pre-approved by our board of directors of our stock entitling that person to exercise more than 50% of the total voting power of all of our stock entitled to vote generally in the election of our board of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); provided, however, that the issuance of the Earnout Shares will not be deemed to be a Change of Control.

Each share of Series A Convertible Preferred Stock is convertible into shares of our common stock at a conversion price of $6.00 per common share, or 1.667 shares of our common stock, at any time at the option of the holder, subject to certain customary adjustments. The initial conversion price and the conversion price as adjusted are referred to as the “Conversion Price”. We may elect to automatically convert some or all of the Series A Convertible Preferred Stock into shares of our common stock if the closing price of the common stock has exceeded $8.25 (137.5% of the Conversion Price) for at least 20 out of 30 consecutive trading days ending within five trading days prior to the notice of automatic conversion, which we refer to as the Market Trigger.

The Series A Convertible Preferred Stock will not be redeemable before October 16, 2023 except upon the occurrence of a Change of Control. Commencing on October 16, 2023, we may redeem, at our option, the Series A Convertible Preferred Stock, in whole or in part, at a cash redemption price of $10.00 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. Holders of the Series A Convertible Preferred Stock will have the right to convert such shares after the optional redemption notice but prior to the redemption date into shares of our common stock at the Conversion Price. In addition, upon the occurrence of a Change of Control we are required to redeem any or all of the shares of Series A Convertible Preferred Stock at a redemption price of $11.00 per share, plus any accrued but unpaid dividends to, but excluding, the redemption date. Holders of the Series A Convertible Preferred Stock will have the right to convert such shares after the notice of the Change of Control but prior to the redemption date into shares of our common stock at the Conversion Price.

In the event of our liquidation, dissolution or winding up, holders of our Series A Convertible Preferred Stock will receive a payment equal to $10.00 per share of Series A Convertible Preferred Stock plus accrued but unpaid dividends before any proceeds are distributed to the holders of our common stock. Shares of Series A Convertible Preferred Stock will generally have no voting rights, except as required by law. In the event dividends on the Series A Convertible Preferred Stock are in arrears for each of 12 or more consecutive monthly periods, the holders of the Series A Convertible Preferred Stock will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividends that are owed have been paid.

Transfer Agent

The transfer agent and registrar for our common stock and our Series A Convertible Preferred Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Listings

Our common stock is listed on the NYSE American under the symbol “YCBD.” Our Series A Convertible Preferred Stock is listed on the NYSE American under the symbol “YCBDpA.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the terms of the security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of our common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

ο	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
ο	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
ο	whether the units will be issued in fully registered or global form; and
ο	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Our Capital Stock—Common Stock,” “Description of Our Capital Stock—Preferred Stock” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in any applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

ο	how it handles securities payments and notices;

ο	whether it imposes fees or charges;

ο	how it would handle a request for the holders’ consent, if ever required;

ο	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

ο	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

ο	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in any applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

ο

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

ο

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

ο	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

ο

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

ο	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

ο

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

ο

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

ο

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in any applicable prospectus supplement, the global security will terminate when the following special situations occur:

ο

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

ο	if we notify any applicable trustee that we wish to terminate that global security; or

ο	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by any applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on the NYSE American may engage in passive market making transactions in the securities on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Gavigan Law, PLLC, Charlotte, North Carolina.

EXPERTS

Our consolidated balance sheets as of September 30, 2021 and 2020 and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the fiscal years ended September 30, 2021 and 2020 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about cbdMD is contained at our corporate website, www.cbdmd.com. Information on our websites or any of our social media platforms is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not “filed” under the Securities Exchange Act of 1934, is not deemed to be filed and not incorporated by reference herein:

ο	our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 as filed with the SEC on December 17, 2021;
ο	our Quarterly Report on Form 10-Q for the period ended December 31, 2021 as filed with the SEC on February 10, 2022;
ο	our Current Reports on Form 8-K as filed with the SEC on February 15, 2022, February 16, 2022, March 2, 2022, March 16, 2022 and March 16, 2022;
ο	our definitive proxy statement on Schedule 14A as filed with the SEC on January 27, 2022; and
ο

the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 15, 2017 and any further amendment or report filed hereafter for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost to you, by telephoning us at (704) 445-3060 or by writing us at the following address:

cbdMD, Inc.

8845 Red Oak Boulevard

Charlotte, NC 28217

Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus through our website at www.cbdMD.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website or our social media platforms shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

_________ shares of Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC

________ , 2023